Exhibit 99.2

H-G Holdings, Inc.

and Subsidiaries

Consolidated Financial Statements

as of and for the Years Ended

December 31, 2006, 2005, and 2004, and

Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of H-G Holdings, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of H-G Holdings, Inc. and Subsidiaries (the “Company”) as of December 31, 2006, 2005, and 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive (loss) income, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2006, 2005, and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE, LLP

Minneapolis, MN

April 26, 2007, except for Note 13, as to which the date is September 10, 2007

H-G HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2006, 2005, AND 2004

(Dollars in thousands)

	2006	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents—unrestricted	$4,384	$10,229	$15,145
Cash and cash equivalents—restricted	1,887	1,427	1,255
Cash on deposit maintained as compensating balance		1,201	999

Total cash and cash equivalents	6,271	12,857	17,399
Customer funding receivables—net	604	1,429	1,882
Accounts receivable—net	12,500	9,467	8,746
Prepaid expenses and other current assets	1,762	2,049	1,649

Total current assets	21,137	25,802	29,676

PROPERTY AND EQUIPMENT—Net	6,929	6,905	5,521

DEBT ISSUANCE COSTS—Net	76	1,544	2,162

OTHER ASSETS:
Trademark and trade name rights	939	939	939
Goodwill	46,468	46,468	46,431
Capitalized software costs—net	3,882	5,067	6,123
Internal use software costs—net	1,016	1,512	1,893

Total other assets	52,305	53,986	55,386

TOTAL	$80,447	$88,237	$92,745

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$922	$599	$215
Customer funding liabilities	20,565	18,822	18,987
Accrued liabilities	5,705	5,810	5,966
Income taxes payable	714	451	545
Deferred revenue	1,837	2,459	3,265
Revolving credit agreement	6,587
Current maturities of long-term debt	2,412	310	21

Total current liabilities	38,742	28,451	28,999

LONG-TERM DEBT—Net of current maturities	7,219	24,477	30,587

DUE TO RELATED PARTIES (Note 11)	9,968	2,827	875

COMMITMENTS AND CONTINGENCIES (Notes 7 and 12)
STOCKHOLDERS’ EQUITY:
Retained earnings	24,152	32,098	31,975
Accumulated other comprehensive income	366	384	309

Total stockholders’ equity	24,518	32,482	32,284

TOTAL	$80,447	$88,237	$92,745

See notes to consolidated financial statements.

H-G HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

(Dollars in thousands)

	2006	2005	2004
REVENUE	$61,720	$57,706	$59,199

OPERATING COSTS AND EXPENSES:
Cost of sales	32,762	27,275	25,417
Selling, general, and administrative	17,567	17,341	20,803
Depreciation and amortization	6,416	5,809	5,936

Total operating costs and expenses	56,745	50,425	52,156

OPERATING INCOME	4,975	7,281	7,043

OTHER EXPENSES:
Interest expense, net of interest income of $872, 521, and $128, respectively	5,983	4,273	3,262
Former stockholder litigation expense	5,979	2,992	2,047

Total other expenses	11,962	7,265	5,309

(LOSS) INCOME BEFORE INCOME TAX PROVISION	(6,987)	16	1,734
INCOME TAX PROVISION (BENEFIT)	378	(107)	369

NET (LOSS) INCOME	$(7,365)	$123	$1,365

See notes to consolidated financial statements.

H-G HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE (LOSS) INCOME

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

(Dollars in thousands)

	Common Stock and Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity	Comprehensive Income
BALANCE—December 31, 2003	$—	$30,610	$123	$30,733
Comprehensive income:
Net income		1,365		1,365	$1,365
Translation adjustments			186	186	186

Total comprehensive income					$1,551

BALANCE—December 31, 2004	—	31,975	309	32,284
Comprehensive income:
Net income		123		123	$123
Translation adjustments			75	75	75

Total comprehensive income					$198

BALANCE—December 31, 2005	—	32,098	384	32,482
Comprehensive income:
Net loss		(7,365)		(7,365)	$(7,365)
Retirement of shares		(581)		(581)
Translation adjustments			(18)	(18)	(18)

Total comprehensive loss					$(7,383)

BALANCE—December 31, 2006	$—	$24,152	$366	$24,518

See notes to consolidated financial statements.

H-G HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

(Dollars in thousands)

	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(7,365)	$123	$1,365
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	6,416	5,809	5,936
Amortization and write-off of debt issuance costs	1,544	618	309
Bad debt expense		63	165
Noncash litigation costs	2,093
Changes in assets and liabilities:
Customer funding receivables	825	453	(1,153)
Accounts receivable	(3,033)	(784)	(833)
Prepaid expenses and other current assets	(44)	(400)	303
Accounts payable and accrued liabilities	464	1,849	2,208
Income taxes payable	263	(94)	(300)
Deferred revenues	(622)	(806)	(457)
Customer funding liabilities	1,743	(165)	10,832

Net cash provided by operating activities	2,284	6,666	18,375

CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software costs	(1,721)	(2,061)	(2,546)
Internal use software costs	(721)	(735)	(627)
Acquisition of property and equipment	(1,732)	(2,429)	(1,891)
Proceeds from sale of fixed assets	5,495

Net cash provided by (used in) investing activities	1,321	(5,225)	(5,064)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(25,151)	(6,021)	(19)
Repayment of subordinated note payable to related party	(1,452)
Proceeds from issuance of long-term debt	10,500		29,000
Payment on revolving credit facilities			(27,716)
Net proceeds from revolving credit facilities	6,587
Repayment for shares	(581)
Payment of debt issuance costs on long-term debt	(76)		(2,471)

Net cash used in financing activities	(10,173)	(6,021)	(1,206)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(18)	38	93

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(6,586)	(4,542)	12,198
CASH AND CASH EQUIVALENTS—Beginning of year	12,857	17,399	5,201

CASH AND CASH EQUIVALENTS—End of year	$6,271	$12,857	$17,399

CASH PAID DURING THE YEAR FOR:
Interest	$5,343	$4,268	$1,995

Income taxes—net of refunds	$33	$265	$385

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of property and equipment through capital lease	$5,992	$199	$—

Acquisition of property and equipment on account	$—	$331	$—

See notes to consolidated financial statements.

H-G HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

(Dollars in thousands, except per-share amounts)

1.	ORGANIZATION

H-G Holdings, Inc. and Subsidiaries (“H-G” or the “Company”) is the parent company to its wholly owned subsidiary, Gelco Information Network, Inc. and subsidiaries (“Gelco”). Substantially, all of the Company’s operations run through Gelco. Currently, Jupiter Partners L.P. (“Jupiter”) is a majority shareholder of the Company’s common stock. In addition, as described in Note 11, the Company has related-party transactions with Jupiter.

Gelco is a leader in specialized processing solutions. Gelco’s focus is on improving its customers’ operational performance and cost control through the use of outsourcing services and software.

Gelco provides payment and management information services to companies and government agencies, principally in the United States and Canada (through its Canadian wholly owned subsidiary, Gelco Information Network Canada, Inc.). Gelco provides customers with full outsourcing capabilities or software for the settlement and administration of high-volume, time-sensitive transactions in the application areas of travel expense management, trade promotion management, and accounts payable management.

Gelco provides services under the trademarks “ExpenseLink,” “ExpenseLink/Direct,” “CardLink,” “Rapidraft,” “Rapidpay,” “Branchpay,” “TIPS,” “Tlink,” and “Trade Management Solutions” and uses the trade name “Travel Manager Plus.”

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“generally accepted accounting principles”).

The consolidated financial statements include the assets, liabilities, revenues, and expenses of all wholly owned subsidiaries. All intercompany transactions have been eliminated in consolidation.

Revenue Recognition—Revenues from management reporting and transaction-based services are recognized as transactions are processed and services are performed. Fee-based revenues are recognized upon the issuance of drafts and authorizations to customers. Software-related revenues are recognized upon the existence of a software arrangement, delivery of the software, determination that the fee is fixed or determinable, and assessment that the fee is collectible.

Revenue related to customer program implementation and the design of custom reporting and other tailored products is recognized over the period of time required to deliver the final product to the customer and customer acceptance has been obtained. Maintenance contract revenue is recognized over the contract term. The amount of deferred revenue reflected in the consolidated balance sheets related to these items at December 31, 2006, 2005, and 2004, is $1,837, $2,459, and $3,265, respectively.

Foreign Currency Translation—Canadian assets and liabilities are translated into U.S. dollars at year-end exchange rates. Revenues and expenses from the Canadian operations are translated into U.S. dollars using average exchange rates during the year. The functional currency is the U.S. dollar.

Cash Equivalents—The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Cash on Deposit Maintained as Compensating Balance—Gelco had agreed to maintain approximately $1,201 and $999 at December 31, 2005 and 2004, respectively, on deposit as a compensating balance at its Canadian processing bank for its electronic payment activities. These funds were maintained in a money market fund for which Gelco received interest. In 2006, Gelco and the Canadian bank terminated the compensating balance agreement.

Concentration of Credit Risk—Concentrations of credit risk with respect to accounts receivable are limited because of the large number of customers constituting the Company’s customer base and their dispersion across many different industries and geographies.

Customer Funding Receivables/Liabilities—The Company maintains restricted bank accounts on behalf of certain customers for the funding of customer payments. Excess balances in these accounts are recorded as restricted cash; deficit balances are recorded as amounts due under bank funding arrangements. Most customers do not require the Company to maintain restricted bank accounts for funds deposited with the Company. These funds are used by the Company in their normal activities. Amounts funded by the Company in excess of cash deposits from customers are recorded as customer funding receivables, while cash deposits from customers in excess of amounts funded by the Company are recorded as customer funding liabilities.

Property and Equipment—Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred, while additions, renewals, and betterments are capitalized. Amortization of equipment under capitalized leases and depreciation of buildings and equipment are provided by charges to operations at rates calculated to amortize or depreciate the cost of the assets using the straight-line method over their estimated useful lives of 3 to 40 years. When property and equipment are retired or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is reflected in income.

Debt Issuance Cost—Debt issuance costs are recorded net of accumulated amortization. These costs are amortized over the life of the long-term debt using the effective interest method. Amortization expense totaled $618 in 2006 and 2005 and $309 in 2004. Debt issuance costs written off in 2006 as a result of replacement of the previous credit facility were $926 and have been recorded within interest expense in the consolidated statement of operations.

Capitalized Software—The Company capitalizes certain software development costs incurred in developing a product in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 86, Accounting for Software Costs to be Leased, Sold, or Otherwise Marketed. This requires that the Company establish the product’s technological feasibility prior to capitalizing any software product costs. Management maintains ongoing assessments of the recoverability of these costs with respect to certain external factors, including, but not limited to, anticipated future gross product revenue, estimated economic life, and changes in software and hardware technology. Amortization of capitalized software development costs begins when the product is available for general release to customers and is computed on the basis of each product’s projected revenues, but not less than on a straight-line basis over the remaining estimated economic life of the product of approximately three years. At December 31, 2006, 2005, and 2004, accumulated amortization was $21,312, $18,407, and $15,290, respectively. Amortization expense totaled $2,909, $3,117, and $3,245 in 2006, 2005, and 2004, respectively.

All other research and development costs are charged to expense as incurred. Research and development costs are included in selling, general, and administrative and totaled $6,666, $4,694, and $4,829 for the years ended December 31, 2006, 2005, and 2004, respectively.

Internal Use Software Costs—The Company capitalizes internal use software costs in accordance with American Institute of Certified Public Accountants’ Statement of Position No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. This requires the Company to expense costs incurred in the preliminary project stage of internal use software projects. Once the preliminary project stage is completed, the Company capitalizes external direct costs and payroll-related costs of employees who are directly associated with, and who devote time to, the internal use software project. Training and data conversion costs are expensed as incurred. Capitalized internal use software costs are amortized on a straight-line basis over three to five years. At December 31, 2006, 2005, and 2004, accumulated amortization was $9,757, $8,541, and $7,894, respectively. Amortization expense totaled $1,226, $1,117, and $1,191 in 2006, 2005, and 2004, respectively.

Income Taxes—Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns in different time periods. Under this method, deferred tax liabilities and assets are determined on the basis of the difference between financial statement and tax bases of assets and liabilities (temporary differences) at enacted tax rates for the years in which differences are expected to reverse (see Note 5).

Fair Value of Financial Instruments—The carrying amounts of cash and cash equivalents approximate fair value because of the short-term maturity of these instruments. The carrying amount of short-term and long-term debt approximates fair value because these financial instruments bear interest at rates that approximate current market rates.

Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The most significant areas which require the use of management’s estimates relate to the estimated useful lives of and carrying value of intangible assets, the valuation of goodwill, capitalized software development costs, internal use software costs, lives of property and equipment, allowance for uncollectible receivables, and the realizability of deferred taxes.

Derivative Instruments and Hedging Activities—Management has reviewed the requirements of SFAS No. 133, Accounting for Derivative Instrument—Hedging Activities, and has determined that there are no freestanding or embedded derivatives. The Company’s policy is to not use freestanding derivatives and to not enter into contracts with terms that cannot be designated as normal purchases or sales.

Recoverability of Long-Lived Assets—The Company reviews its long-lived assets periodically to determine potential impairment by comparing the carrying value of the assets with expected net cash flows expected to be provided by operating activities of the business or related products. Should the sum of the expected future undiscounted net cash flows be less than the carrying value, the Company would determine whether an impairment loss should be recognized. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the asset based on market value that is based on the discounted cash flows expected to be generated by the asset.

New Accounting Standard—In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R (revised 2004), Share-Based Payment, which replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Practice Bulletin Opinion No. 25, Accounting for Stock Issued to Employees. The Company adopted SFAS No. 123R in 2006. SFAS No. 123R requires a nonpublic entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of those instruments, except in certain circumstances. Specifically, if it is not possible to reasonably estimate the fair value of equity share options and similar instruments because it is not practicable to estimate the expected volatility of the entity’s share price, a nonpublic entity is required to measure its awards of equity share options and similar instruments based on a value calculated using the historical volatility of an appropriate industry sector index instead of the expected volatility of its share price. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). Prior to 2006, the Company accounted for its options using the disclosure-only provisions of SFAS No. 123 and had previously measured its equity awards using the minimum value method which is eliminated under SFAS No. 123R. At January 1, 2006, all options outstanding were fully vested and the Company did not grant any options in 2006, so no compensation expense was recorded.

In July 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This interpretation requires that the Company recognizes in its financial statements the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of the 2007 calendar year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company does not believe that the impact of adopting FIN 48 in 2007 will be significant to its results of operations or financial position.

3.	GOODWILL AND OTHER INTANGIBLE ASSETS

The Company performed its annual goodwill impairment testing as of December 31, 2006, 2005, and 2004, and determined that no impairments existed. Therefore, no impairment loss has been recorded for the years ended December 31, 2006, 2005, and 2004.

4.	SELECTED BALANCE SHEET INFORMATION

Accounts Receivable—Accounts receivable as of December 31, consisted of the following:

	2006	2005	2004
Accounts receivable—gross	$13,413	$10,280	$9,364
Allowance for doubtful accounts	(913)	(813)	(618)

Accounts receivable—net	$12,500	$9,467	$8,746

Customer Funding Receivable—Customer funding receivable as of December 31, consisted of the following:

	2006	2005	2004
Customer funding receivable—gross	$604	$1,529	$1,982
Allowance for doubtful accounts		(100)	(100)

Customer funding receivable—net	$604	$1,429	$1,882

Prepaid Expenses and Other Current Assets—Prepaid expenses and other current assets as of December 31, consisted of the following:

	2006	2005	2004
Prepaid materials	$245	$316	$435
Prepaid license		371
Other	1,517	1,362	1,214

Total	$1,762	$2,049	$1,649

Debt Issuance Costs—Debt issuance costs at December 31, consisted of the following:

	2006	2005	2004
Debt issuance costs—gross	$76	$2,471	$2,471
Amortized debt issuance costs		(927)	(309)

Debt issuance costs—net	$76	$1,544	$2,162

Property and Equipment—Property and equipment as of December 31, consisted of the following:

	Life	2006	2005	2004
Building and land	15 to 40 years	$2,010	$2,670	$2,413
Computers and equipment	3 to 10 years	5,796	17,816	15,135
Furniture and fixtures	4 years	219	1,373	1,348
Leasehold improvements	10 years	14	178	178

Total property and equipment		8,039	22,037	19,074
Accumulated depreciation		(1,110)	(15,132)	(13,553)

Property and equipment—net		$6,929	$6,905	$5,521

Depreciation expense for all property and equipment was $2,281, $1,575, and $1,497 for the years ended December 31, 2006, 2005, and 2004, respectively.

Accrued Liabilities—Accrued liabilities as of December 31, consisted of the following:

	2006	2005	2004
Compensation related	$3,692	$3,469	$3,368
Property and sales taxes payable	225	103	187
Interest	7	676	615
Other	1,781	1,562	1,796

Total	$5,705	$5,810	$5,966

5.	INCOME TAXES

The provision (benefit) for income taxes for the years ended December 31, consists of the following:

	2006	2005	2004
Current:
State	$20	$5	$189
Foreign	358	(112)	180

Total current provision (benefit)	$378	$(107)	$369

The 2006 and 2004 foreign tax provision relates to the Company’s Canadian operations for which pretax income was earned. The Company is recognizing a current foreign tax benefit in 2005 due to the overpayment of income taxes in prior years.

The effective tax rate differed from the statutory federal rate of 35% primarily due to the effect of state and foreign income taxes, permanent differences that are deductible for book purposes but are nondeductible for tax purposes, and a valuation allowance on net deferred tax assets. Deferred income tax assets as of December 31, 2006, 2005, and 2004, primarily relate to net operating losses, capital loss carryforwards, deferred revenue, and accrued employee costs. Deferred income tax liabilities primarily relate to the amortization of capitalized software.

The Company has net operating loss carryforwards, based on its tax records, of approximately $34,600, $28,100, and $31,000 as of December 31, 2006, 2005, and 2004, respectively, with various expiration dates through 2021. At December 31, 2004, the Company had capital loss carryforwards of approximately $7,600, which expired in 2005. Due to past operating losses, management of the Company does not believe that deferred tax assets as of December 31, 2006, 2005, and 2004, are more likely than not to be realized and, accordingly, a valuation allowance has been provided. As of December 31, 2006, 2005, and 2004, full valuation allowances of $14,100, $10,600, and $12,400, respectively, have been applied against net deferred income tax assets.

6.	LONG-TERM DEBT AND REVOLVING CREDIT AGREEMENT

Long-term debt and revolving credit agreements at December 31, consisted of the following:

	2006	2005	2004
Revolving credit agreement	$6,587	$—	$—

Term note	$4,000	$—	$—
Senior secured credit facility		23,455	29,455
Contract for deed		1,133	1,153
Capital lease obligations	5,631	199

	9,631	24,787	30,608
Less current maturities	(2,412)	(310)	(21)

Total long-term debt	$7,219	$24,477	$30,587

Senior Secured Credit Facility and Term Note—As of December 31, the Company’s senior secured credit facility and term note consisted of the following:

	2006	2005	2004
Term note	$4,000	$—	$—
Senior secured credit facility:
Tranche A		1,000	7,000
Tranche B		22,000	22,000
Tranche B PIK		455	455

Total	$4,000	$23,455	$29,455

On December 21, 2006, the Company refinanced its senior secured credit facility with a new lender. The credit facility provides for a $4,000 term note scheduled to mature on December 31, 2010, and a revolving credit agreement with borrowing capacity up to $14,000 scheduled to mature on December 31, 2008. The term note provides for equal monthly payments commencing on February 1, 2007, and continuing until the maturity date. The interest rate on this note is LIBOR plus 2.75%, which equated to 8.07% at December 31, 2006. The revolving note bears an interest rate of LIBOR plus 2.50% (or 7.82% at December 31, 2006). Outstanding borrowings under the revolving credit facility as of December 31, 2006, were $6,587.

The Company’s previous senior secured credit facility (“Facility”) provided for a term loan of $29,000 (Tranche A and Tranche B), of which there was an outstanding balance of $23,000 and $29,000 at December 31, 2005, and 2004, respectively, that allowed the Company to borrow up to $6,000 on a revolving note. During 2005, the Company made a $6,000 prepayment on the term loan’s outstanding Tranche A principle balance. The Facility terms called for the quarterly interest charged at the lender’s prime rate plus a margin (up to a maximum of 4.75%) or the Eurodollar rate plus a margin (up to a maximum of 5.75%) at the Company’s election. As of December 31, 2005, interest was charged on the outstanding balance of the Tranche A loan at 9.31% and on the outstanding balance of the Tranche B and Tranche B PIK loans at 9.69% and 7.44% to 7.49%, respectively. The Company had the option of paying the quarterly interest payments on the outstanding debt through the addition of principal denoted as paid in kind (“PIK”), which was added to Tranche B’s outstanding balance. In addition to the variable rate, all Tranche B loans carried an additional 8.00% interest that did not fluctuate based on the prime rate. Interest expense totaled $3,819 in 2006, $4,097 in 2005, and $3,390 in 2004. The Company incurred $332 in prepayment penalties (charged to interest expense) and legal fees related to the repayment of the credit facility in 2006.

The Company’s term note and revolving credit agreement is collateralized by all of the assets of the Company and its subsidiaries. These arrangements contain certain covenants including, but not limited to, restrictions related to change in control, indebtedness and guarantees, the payment of dividends and leases, and certain financial covenants regarding income and capital expenditures. As of December 31, 2005 and 2004, the Company was in compliance with all covenants. As of December 31, 2006, the Company was not required to provide a compliance certificate, as defined in the credit agreement.

Maturities of the term note as of December 31, 2006, are as follows:

Years Ending December 31
2007	$799
2008	952
2009	1,033
2010	1,121
2011	95

Total	$4,000

Contract for Deed—The contract for deed was paid off through the refinancing of the Company’s debt on December 21, 2006. The contract for deed had a maturity date of April 2013 and provided a 6.75% fixed rate. The Company incurred $11 in prepayment penalties related to the repayment of the contract for deed in 2006.

Capital Lease Obligations—In December 2006, the Company completed a sale leaseback of a portion of its fixed assets for $4,000. The net book value approximated the sale price, as such no gain or loss was recorded on the sale. The lease bears interest at the rate of 9.56% per annum and is payable in 48 equal monthly installments and continuing until maturity in December 2010, at which time the Company has an option to purchase the equipment at the current value not to exceed 10% of the cost. In March 2006, the Company completed a separate sale leaseback transaction, in which the Company sold $1,495 of certain computer assets having an equivalent net book value. The lease bears interest at the rate of 7.86% per annum and is payable in 36 equal monthly installments beginning March 2006 and continuing until maturity in March 2009, at which time the Company has an option to purchase the equipment for $117.

The cost related to all assets under capital lease obligations were $6,344 and $199 as of December 31, 2006 and 2005, respectively. Accumulated depreciation related to these assets was $495 and $9 as of December 31, 2006 and 2005, respectively. The capital lease obligations have maturity dates ranging from November 2008 to December 2010 and incur interest at rates of 1.50% to 9.56%. At December 31, 2006, the following is a schedule of the future minimum lease payments:

Years Ending December 31
2007	$1,975
2008	1,966
2009	1,514
2010	1,107

Total minimum lease payments	6,562
Less amount representing interest	(931)

Present value of future minimum lease payments	$5,631

7.	LEASE COMMITMENTS

The Company, through its subsidiaries, leases office space and equipment under noncancelable operating leases with various expiration dates through 2009. Rent expense under these leases, including applicable taxes, insurance, and maintenance charges related to such operating leases, was $1,702, $1,990, and $4,205 in 2006, 2005, and 2004, respectively. Future minimum rentals under these operating leases as of December 31, 2006, are as follows:

Years Ending December 31
2007	$898
2008	297
2009	3

$1,198

8.	STOCKHOLDERS’ EQUITY

The authorized capital stock of the Company is 100,000 shares at par value of $0.01 each, of which 25,000 shares are designated Class A common stock, 25,000 shares are designated Class B common stock, and 50,000 shares are designated Class C common stock. The issued capital stock of the Company as of December 31, 2006, 2005, and 2004, was 13,705.5 shares of Class A common stock. Due to the shareholder litigation that was settled in 2006 (see Note 11), the Company repurchased 96.8 shares of Class B common stock from a shareholder. As of December 31, 2006, 2005, and 2004, 16,049.2, 16,146, and 16,146, respectively, shares of Class B common stock were issued. There were no issued shares of Class C common stock as of December 31, 2006, 2005, and 2004.

The Class A and B common stock carry equal voting rights and receive the same dividends; the Class B stock, however, has preferential return of capital terms, as defined. Payment of dividends is restricted to 50% of adjusted net income plus certain adjustments, as defined. In addition, upon certain events including the sale of the Company, all Class A and B common stock would be converted to Class C common stock prior to the sale.

9.	RETIREMENT SAVINGS PLAN

Gelco maintains a 401(k) savings plan covering substantially all full-time employees. Under this plan, Gelco can match up to 4% of the participants’ compensation, as defined. Company contributions made to the plan were $571, $576, and $548 in 2006, 2005, and 2004, respectively.

10.	STOCK OPTION PLAN

In 1995, the Company adopted a nonqualified stock option plan. The Board of Directors reserved 1,371 shares of Class A common stock and 587 shares of Class B common stock for issuance under the plan. Options typically vest in four equal annual installments commencing the year after grant and typically terminate after seven years. There were no options granted in 2006, 2005, and 2004. The plan expired in 2005, and there were no options outstanding under the plan at December 31, 2006, 2005, or 2004.

In 2000, the Company adopted a new nonqualified stock option plan. The Board of Directors reserved 279 shares of Class A common stock and 331 shares of Class B common stock for issuance under the plan. Options typically vest in four equal annual installments commencing the year after grant and typically terminate after 10 years. As noted in Note 2, the FASB issued SFAS No. 123R, which the Company adopted in 2006. SFAS No. 123R requires the Company to record an expense based on the grant-date fair value of any options granted. This expense will be recognized in the financial statements over the vesting period of the options granted. In 2006, 2005, and 2004, there were no options granted.

	Number of Options		Weighted-Average Exercise Price
	Class A	Class B	Class A	Class B
2006
Outstanding—beginning of year	63.3	75.4	$100	$14,638
Forfeited	(8.6)	(10.4)	100	14,638

Outstanding—end of year	54.7	65.0	100	14,638

Exercisable—end of year	54.7	65.0

Weighted-average remaining contractual life in years	3.4	3.4

2005
Outstanding—beginning of year	245.0	175.2	$3,304	$10,070
Forfeited	(181.7)	(99.8)	4,421	6,619

Outstanding—end of year	63.3	75.4	100	14,638

Exercisable—end of year	63.3	75.4

Weighted-average remaining contractual life in years	4.4	4.4

2004
Outstanding—beginning of year	554.4	543.8	$1,516	$10,631
Forfeited	(309.4)	(368.6)	100	12,350

Outstanding—end of year	245.0	175.2	3,304	10,070

Exercisable—end of year	245.0	175.2	3,304	10,070

Weighted-average remaining contractual life in years	2.0	3.1

11.	SHAREHOLDER LITIGATION AND DUE TO RELATED PARTIES

On October 12, 2006, the Company settled all claims associated with a previously disclosed lawsuit with Richbell Information Services, Inc. (“Richbell”), a former stockholder of the Company and others. As a result of this settlement, the Company paid $581 to repurchase all the outstanding capital stock of Richbell. In addition, the Company incurred legal fees and settlements costs relating to the Richbell lawsuit of $5,979, $2,992, and $2,047 during 2006, 2005, and 2004, respectively, which are reported separately in the consolidated statements of operations.

Prior to October 2006, the Company had an arrangement with Jupiter related to payment of certain legal costs incurred in the Richbell lawsuit. Jupiter holds a significant interest in Class B common stock of the Company. Under this arrangement, the Company incurred legal costs associated with this lawsuit and Jupiter agreed to make certain payments for those costs on behalf of the Company. While there were no repayment terms called out in this arrangement prior to settlement, the Company maintained an obligation to reimburse Jupiter at some time in the future. At December 31, 2005 and 2004, these amounts totaled $2,827 and $875, respectively. At time of settlement in October 2006, the amounts due under this arrangement totaled $3,556. In December 2006, this outstanding amount was converted to a subordinated note payable to Jupiter with a maturity date of December 2011 and an annual interest rate of 12%, compounded quarterly, allowing for prepayments with no prepayment penalties. In order to fund the settlement costs, Jupiter also provided a $4,000 term loan due at maturity in October 2011 with an annual interest rate of prime plus 4%, compounded quarterly.

Also in December 2006, another significant shareholder (RIT Capital Partners PLC (“RIT”)) provided the Company a $2,500 term loan due at maturity in December 2011 with an annual interest rate of prime plus 4%, compounded quarterly.

The following is a summary of related-party financings outstanding as of December 31, 2006, 2005, and 2004:

	2006	Rate	2005	2004
Payable to Jupiter	$—	—%	$2,827	$875
Subordinated note payables—Jupiter	3,468	12.00
Term loan—Jupiter	4,000	12.25
Term loan—RIT	2,500	12.25

	$9,968		$2,827	$875

12.	CONTINGENCIES

In the ordinary course of business, the Company is a defendant in several claims and disputes. While the outcome of these matters cannot be predicted with certainty, management presently believes the disposition of these matters will not have a material effect on the financial position or results of operations of the Company.

The Company has various agreements with key employees to provide compensation upon termination of employment and/or change in control of the Company. As of December 31, 2006, 2005, and 2004, no amounts were accrued under such arrangements.

13.	Subsequent Events

In accordance with the terms of its stockholders agreement, the Company, in July 2007, converted all of its outstanding Class A and Class B common stock to shares of Class C common stock of the same value. Upon conversion, there were 19,235.6 Class C common shares outstanding, excluding 5,764.4 shares which were withheld and cancelled to settle prior claims amongst the stockholders in accordance with stockholders agreement. In addition, the options outstanding to purchase Class A and Class B shares were converted to options to purchase Class C shares of the same value at the same terms and equivalent exercise price. Upon conversion, there were 96.3 options outstanding to purchase Class C shares.

On July 27, 2007, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Concur Technologies, Inc. (“Concur”). Under the terms of the Merger Agreement, Concur will pay $160,000 in cash for all of the outstanding equity securities of the Company. Concur has secured committed bank financings for this transaction. The transaction is subject to regulatory approval and adjustments, which include escrows and hold back provisions, set forth in the definitive Merger Agreement. This Merger Agreement excludes the Company’s interest in Gelco TMG, LLC discussed below. In connection with the closing of the merger, the Company estimates that approximately $3,700 of payments will be made to certain management personnel in accordance with the Company’s performance unit plan.

On September 4, 2007, the Company entered into an Interest Purchase Agreement (the “IPA”) with Adesso Solutions, L.L.C. (“Adesso”). Under the terms of the IPA, Adesso will execute a promissory note for $5,000 and assume approximately $3,000 in net working capital deficit in exchange for 100% interest in Gelco TMG, LLC. The transaction is subject to adjustments and warranties as set forth in the provisions of the IPA.

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H-G Holdings, Inc.

and Subsidiaries

Unaudited Condensed Consolidated Financial Statements

as of June 30, 2007 and the Six Months Ended June 30, 2007 and 2006

H-G HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2007 AND DECEMBER 31, 2006

(Dollars in thousands)

	June 30 2007	December 31 2006

ASSETS
CURRENT ASSETS:
Cash and cash equivalents—unrestricted	$1,339	$4,384
Cash and cash equivalents—restricted	3,237	1,887

Total cash and cash equivalents	4,576	6,271
Customer funding receivables—net	1,159	604
Accounts receivable—net	12,648	12,500
Prepaid expenses and other current assets	1,727	1,762

Total current assets	20,110	21,137

PROPERTY AND EQUIPMENT—Net	7,146	6,929

DEBT ISSUANCE COSTS—Net	76	76

OTHER ASSETS:
Trademark and trade name rights	939	939
Goodwill	46,588	46,468
Capitalized software costs—net	3,455	3,882
Internal use software costs—net	756	1,016

Total other assets	51,738	52,305

TOTAL	$79,070	$80,447

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$261	$922
Customer funding liabilities	25,090	20,565
Accrued liabilities	4,245	5,705
Income taxes payable	874	714
Deferred revenue	2,161	1,837
Revolving credit agreement	2,275	6,587
Current maturities of long-term debt	2,351	2,412

Total current liabilities	37,257	38,742

LONG-TERM DEBT—Net of current maturities	6,189	7,219

DUE TO RELATED PARTIES	9,792	9,968

STOCKHOLDERS’ EQUITY:
Retained earnings	25,069	24,152
Accumulated other comprehensive income	763	366

Total stockholders’ equity	25,832	24,518

TOTAL	$79,070	$80,447

See notes to unaudited condensed consolidated financial statements.

H-G HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006

(Dollars in thousands)

	2007	2006
REVENUE	$30,837	$30,637

OPERATING COSTS AND EXPENSES:
Cost of sales	17,372	16,342
Selling, general, and administrative	8,071	8,232
Depreciation and amortization	2,992	2,987

Total operating costs and expenses	28,435	27,561

OPERATING INCOME	2,402	3,076

OTHER EXPENSES:
Interest expense, net of interest income	1,165	1,988
Former stockholder litigation expense	—	912

Total other expenses	1,165	2,900

INCOME BEFORE INCOME TAX PROVISION	1,237	176
INCOME TAX PROVISION	320	186

NET INCOME (LOSS)	$917	$(10)

See notes to unaudited condensed consolidated financial statements.

H-G HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006

(Dollars in thousands)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$917	$(10)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,992	2,987
Amortization and write-off of debt issuance costs		309
Changes in assets and liabilities:
Customer funding receivables	(555)	1,348
Accounts receivable	(148)	(569)
Prepaid expenses and other current assets	33	84
Accounts payable and accrued liabilities	(1,543)	(662)
Income taxes payable	160	112
Deferred revenues	324	(219)
Customer funding liabilities	4,525	2,954

Net cash provided by operating activities	6,705	6,334

CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software costs	(777)	(822)
Internal use software costs	(145)	(24)
Acquisition of property and equipment	(1,600)	(1,155)
Proceeds from sale of fixed assets		1,495

Net cash used in investing activities	(2,522)	(506)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note to related party	—	657
Repayment of long-term debt	(1,091)	(521)
Repayment of subordinated note payable to related party	(752)	—
Payment on revolving credit facilities	(4,312)	—

Net cash (used in) provided by financing activities	(6,155)	136

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	277	43

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,695)	6,007
CASH AND CASH EQUIVALENTS—Beginning of period	6,271	12,857

CASH AND CASH EQUIVALENTS—End of period	$4,576	$18,864

See notes to unaudited condensed consolidated financial statements.

H-G HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006

1.	BASIS OF PRESENTATION

In the opinion of management, the accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and reflect all adjustments, consisting solely of normal recurring adjustments, needed to fairly present the financial results for the interim periods presented. These financial statements include certain amounts that are based on management’s best estimates and judgments. These estimates may be adjusted as more information becomes available, and such adjustments could be significant. The impact of any change in estimate is included in the determination of earnings in the period in which the change in estimate is identified. The results of operations for the six month period ended June 30, 2007 are not necessarily indicative of the results that may be expected for the entire 2007 fiscal year.

In accordance with the rules and regulation of the United States Securities and Exchange Commission, the Company has omitted footnote disclosures that would substantially duplicate the disclosures contained in the audited annual consolidated financial statements of the Company. These unaudited condensed consolidated financial statements should be read together with the audited consolidated financial statements for the year ended December 31, 2006, and footnotes thereto, included in this Form 8-K.

2.	ADOPTION OF A NEW ACCOUNTING STANDARD

The Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This interpretation requires that the Company recognizes in its financial statements the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. The provisions of FIN 48 were effective as of January 1, 2007 for the Company. The impact of adoption of FIN 48 was not material to the financial position or results of operations of the Company.

3.	SUBSEQUENT EVENTS

In accordance with the terms of its stockholders agreement, the Company, in July 2007, converted all of its outstanding Class A and Class B common stock to shares of Class C common stock of the same value. Upon conversion, there were 19,235.6 Class C common shares outstanding, excluding 5,764.4 shares which were withheld and cancelled to settle prior claims amongst the stockholders in accordance with stockholders agreement. In addition, the options outstanding to purchase Class A and Class B shares were converted to options to purchase Class C shares of the same value at the same terms and equivalent exercise price. Upon conversion, there were 96.3 options outstanding to purchase Class C shares.

On July 27, 2007, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Concur Technologies, Inc. (“Concur”). Under the terms of the Merger Agreement, Concur will pay $160,000 in cash for all of the outstanding equity securities of the Company. Concur has secured committed bank financings for this transaction. The transaction is subject to regulatory approval and adjustments, which include escrows and hold back provisions, set forth in the definitive Merger Agreement. This Merger Agreement excludes the Company’s interest in Gelco TMG, LLC discussed below. In connection with the closing of the merger, the Company estimates that approximately $3,700 of payments will be made to management personnel in accordance with the Company’s performance unit plan.

On September 4, 2007, the Company entered into an Interest Purchase Agreement (the “IPA”) with Adesso Solutions, L.L.C. (“Adesso”). Under the terms of the IPA, Adesso will execute a promissory note for $5,000 and assume approximately $3,000 in net working capital deficit in exchange for 100% interest in Gelco TMG, LLC. The transaction is subject to adjustments and warranties as set forth in the provisions of the IPA.

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